Exhibit 10.1

SHAREHOLDER AGREEMENT

dated as of April 29, 2016

between

EVINE Live Inc.

and

NBCUniversal Media, LLC

SHAREHOLDER AGREEMENT

SHAREHOLDER AGREEMENT, dated as of April 29, 2016 (this “Agreement”), by and between EVINE Live Inc. (formerly ValueVision Media, Inc.), a Minnesota corporation (together with its successors, the “Company”), and NBCUniversal Media, LLC (formerly NBC Universal Inc.), a Delaware limited liability company (together with its successors, “NBC”).

W I T N E S S E T H:

WHEREAS, the Company, GE Capital Equity Investments, Inc., a Delaware corporation (“GECEI”), and NBC entered into an amended and restated shareholder agreement dated as of February 25, 2009 (the “2009 Shareholder Agreement”);

WHEREAS, as of the date hereof, NBC’s outstanding equity interests in the Company consist of 7,141,849 shares of Common Stock;

WHEREAS, as of the date hereof, GECEI has transferred to ASF Radio, L.P., a Delaware limited partnership, all of its outstanding equity interests in the Company, consisting of 3,545,049 shares of Common Stock;

WHEREAS, the Company, GECEI and NBC are, by separate agreement, terminating the 2009 Shareholder Agreement effective as of the date hereof; and

WHEREAS, the parties hereto deem it in their best interests and in the best interests of the Company to provide for certain matters with respect to the governance of the Company and desire to enter into this Agreement relating to the rights and obligations of NBC as a shareholder of the Company.

NOW, THEREFORE, in consideration of the mutual agreements and understandings set forth herein, the parties hereto hereby agree as follows:

ARTICLE I — DEFINITIONS

Section 1.01. Definitions. As used in this Agreement, the following terms shall have the meanings set forth below:

“Affiliate” shall mean, with respect to any Person, any other Person that directly or indirectly controls, is controlled by, or is under common control with, such Person. As used in this definition, “control” (including its correlative meanings, “controlled by” and “under common control with”) shall mean the possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise).

“Agreement” shall mean this Agreement as in effect on the date hereof and as hereafter from time to time amended, modified or supplemented in accordance with the terms hereof.

“Beneficially Own” shall have the meaning set forth in Rule 13d-3 under the Exchange Act, except that a Person shall be deemed to “Beneficially Own” all securities that such Person has a right to acquire, whether such right is exercisable immediately or only after the passage of time (and without any additional condition).

“Board of Directors” shall mean the Board of Directors of the Company as from time to time hereafter constituted.

“Common Stock” shall mean the common stock, par value $0.01 per share, of the Company and any securities of the Company into which such Common Stock may be reclassified, exchanged or converted.

“Company” shall have the meaning set forth in the preamble hereto.

“Designee” shall have the meaning set forth in Section 2.01(b).

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Investor” shall mean NBC, together with its permitted assigns pursuant to Section 6.06.

“Outstanding Common Stock” shall mean, at any time, the total number of shares of outstanding Common Stock at such time.

“Person” shall mean an individual, corporation, unincorporated association, partnership, group (as defined in Section 13(d)(3) of the Exchange Act), trust, joint stock company, joint venture, business trust or unincorporated organization, limited liability company, any governmental entity or any other entity of whatever nature.

“Representatives” shall mean, with respect to any Person, such Person’s directors, officers, employees, agents and other representatives acting in such capacity.

“Restricted Parties” shall mean each of (i) NBC, its Ultimate Parent Entity (if any), each Subsidiary of NBC and each Subsidiary of its Ultimate Parent Entity, and (ii) any Affiliate of any Person that is a Restricted Party if (and only if) such Restricted Party has the right or power (acting alone or solely with other Restricted Parties) to either cause such Affiliate to comply with or prevent such Affiliate from not complying with all of the terms of this Agreement that are applicable to Restricted Parties.

“Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Subsidiary” shall mean, as to any Person, a corporation, partnership, limited liability company, joint venture or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, directly or indirectly through one or more intermediaries (including, without limitation, other Subsidiaries), or both, by such Person.

“Third Party Tender Offer” shall mean a bona fide public offer subject to the provisions of Regulation 14D under the Exchange Act, by a Person (which is not made by and does not include any of the Company, a Restricted Party or any Affiliate of any of them or any 13D Group that includes the Company, a Restricted Party or any Affiliate of them) to purchase or exchange for cash or other consideration any Voting Stock and which consists of an offer to acquire 25% or more of the then Total Current Voting Power of the Company.

“13D Group” means any “group” (within the meaning of Section 13(d) of the Exchange Act) formed for the purpose of acquiring, holding, voting or disposing of Voting Stock.

“Total Current Voting Power” shall mean, with respect to any corporation the total number of votes which may be cast in the election of members of the Board of Directors of the corporation if all securities entitled to vote in the election of such directors (excluding shares of preferred stock that are entitled to elect directors only upon the occurrence of customary events of default) are present and voted.

“Transfer” shall have the meaning set forth in Section 4.02.

“Ultimate Parent Entity” shall mean, with respect to any Person (the “Subject Person”), the Person (if any) that (i) owns, directly or indirectly through one or more intermediaries, or both, shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of the Subject Person and (ii) is not itself a Subsidiary of any other Person or is a natural person.

“Voting Stock” shall mean shares of the Common Stock and any other securities of the Company having the ordinary power to vote in the election of members of the Board of Directors of the Company.

ARTICLE II — CORPORATE GOVERNANCE

Section 2.01. Board of Directors.

(a) As long as the Restricted Parties shall continue to Beneficially Own at least 5% of the Outstanding Common Stock, the Investor shall be entitled to designate one individual to be nominated to the Board of Directors.

(b) Any individual so designated by the Investor pursuant to paragraph (a) of this Section 2.01 (each a “Designee”) that has not previously served as a member of the Board of Directors shall be subject to the reasonable approval of a majority of the members of the Board of Directors.

(c) The Company shall nominate each such Designee for election as a director as part of the management slate that is included in the proxy statement (or consent solicitation or similar document) of the Company relating to the election of directors, and shall provide the same support for the election of each such Designee as it provides to other persons standing for election as directors of the Company as part of the Company’s management slate.

(d) Subject to applicable law, in the event that any Designee on the Board of Directors shall cease to serve as a director for any reason (other than the failure of the shareholders of the Company to elect such person as director), the vacancy resulting therefrom shall be filled by another Designee.

(e) For the avoidance of doubt, nothing in this Section 2.01 or elsewhere in this Agreement is intended to prohibit the Restricted Parties from nominating and electing a majority of the members of the Board of Directors if the Restricted Parties have actual ownership of Voting Stock representing in the aggregate a majority of the Total Current Voting Power.

Section 2.02. Board Committees. As long as the Investor has the right to designate a Designee to the Board of Directors pursuant to Section 2.01, unless otherwise agreed to by the Investor or otherwise prohibited by applicable law or the rules and regulations of the securities exchange or automated quotation system upon which the Common Stock is listed, (a) so long as applicable law or the rules and regulations of the securities exchange or automated quotation system upon which the Common Stock is listed do not permit the Investor’s Designee to serve on the Audit Committee, Human Resources and Compensation Committee or Corporate Governance and Nominating Committees pursuant to the independence requirements of such law or rules and regulations or otherwise, the Investor shall have the right to designate the Designee to serve as a non-voting observer to each of the Audit Committee, Human Resources and Compensation Committee and Corporate Governance and Nominating Committee of the Board of Directors; provided, however, that in the event such law or rules and regulations in the future do permit the Investor’s Designee to serve on such Committees, effective as of the time of such change in applicable law or rules and regulations, the Investor shall have the right to designate the Designee to serve on each of the Audit Committee, Human Resources and Compensation Committee, and Corporate Governance and Nominating Committee, and (b) the Investor shall have the right to designate the Designee to serve on each other committee of the Board of Directors.

Section 2.03. Reimbursement of Expenses; Attendance at Board Meetings; Indemnification. The Company will reimburse each Designee that serves as a director for all reasonable costs and expenses (including travel expenses) incurred in connection with such director’s attendance at meetings of the Board of Directors or any committee of the Board of Directors upon which such director serves. The Company will not pay such director annual fees and fees for attending Board of Directors or committee meetings. The Company shall indemnify each such director to the same extent it indemnifies its other directors pursuant to its organizational documents and applicable law.

Section 2.04. Consultation and Other Rights. As long as the Investor has the right to designate a Designee to the Board of Directors pursuant to Section 2.01, the Investor shall have: (i) the right to examine the books and records of the Company and (ii) the right to have its representatives consult with the Company’s executive officers regarding business strategies, operating priorities and other major corporate issues.

ARTICLE III — CERTAIN AGREEMENTS

Section 3.01. Financial Statements and Other Reports. For so long as the Investor has the right to designate a Designee to the Board of Directors pursuant to Section 2.01, the Company will deliver, or cause to be delivered, to the Investor, only upon written request by the Investor, the following information:

(a) the then-current budget (on a monthly basis) for the Company and its Subsidiaries (including consolidating and consolidated statements of operations) for the current fiscal year and, if and when available (which shall in no event be later than the later of 30 days (i) prior to the end of the preceding fiscal year and (ii) following the date of the request), for the following fiscal year;

(b) as soon as available and in any event on or before the date that is 45 days after the later of (i) the end of each applicable month for which such information is requested and (ii) the date of such request, consolidating and consolidated statements of operations of the Company and its Subsidiaries for such month and for the period from the beginning of the current fiscal year to the end of such month and a consolidated balance sheet of the Company and its Subsidiaries as at the end of such period and setting forth, in each case, in comparative form, figures for the corresponding month and period in the preceding fiscal year and the budget for such month and for the period from the beginning of the current fiscal year to the end of such month, all in reasonable detail and certified by an authorized financial officer of the Company as fairly presenting in all material respects the financial condition and results of operations of the Company and its Subsidiaries on a consolidated basis in accordance with GAAP;

(c) as soon as practicable and in any event on or before the date that is 45 days after the later of (i) the end of each applicable fiscal quarter of the Company for which such information is requested and (ii) the date of such request, consolidating and consolidated statements of operations and cash flow of the Company and its Subsidiaries for such quarter and for the period from the beginning of the current fiscal year to the end of such quarter and a consolidated balance sheet of the Company and its Subsidiaries as at the end of such quarter, setting forth, in each case, in comparative form, figures for the corresponding quarter in the preceding fiscal year and the budget for such quarter, all in reasonable detail, and certified by an authorized financial officer of the Company as fairly presenting in all material respects the financial condition and results of operations of the Company and its Subsidiaries on a consolidated basis in accordance with GAAP;

(d) as soon as available and in any event on or before the date that is 120 days after the later of (i) the end of each applicable fiscal year of the Company for which such information is requested and (ii) the date on which such information is requested, consolidating and consolidated statements of operations, shareholders’ equity and cash flow of the Company and its Subsidiaries for such fiscal year, and the related consolidating and consolidated balance sheets of the Company and its Subsidiaries as at the end of such fiscal year, setting forth, in each case, in comparative form, corresponding consolidated and consolidating figures from the preceding fiscal year, all in reasonable detail and accompanied (i) in the case of such consolidated statements and balance sheet of the Company, by an opinion thereon of independent certified public accountants of recognized national standing (which shall be generally recognized as one of the “Big Four” independent public accounting firms), which opinion shall state that such consolidated financial statements fairly present the consolidated financial condition and results of operations of the Company and its Subsidiaries as at the end of, and for, such fiscal year in accordance with GAAP, and (ii) in the case of such consolidating statements and balance sheets, by a certificate of an authorized financial officer of the Company, which certificate shall state that such consolidating financial statements fairly present, in all material respects, the respective individual unconsolidated financial condition and results of operations of the Company and of each of its Subsidiaries, in each case in accordance with GAAP, consistently applied, as at the end of, and for, such fiscal year;

(e) if requested in advance, promptly upon transmission thereof to the shareholders of the Company generally or to any other security holder of the Company, including, without limitation, any holder of debt, copies of all financial statements, notices, certificates, annual reports and proxy statements so transmitted;

(f) if requested in advance, promptly upon receipt thereof, a copy of each other report submitted to the Company or any of its Subsidiaries by independent accountants in connection with any annual, interim or special audit of the books of the Company or any of its Subsidiaries made by such accountants, or any management letters or similar document submitted to the Company or any of its Subsidiaries by such accountants;

(g) if requested in advance, promptly upon any material revision to the budgets referred to in paragraph (a) above, such monthly budgets, as revised;

(h) if requested in advance, promptly upon any officer of the Company obtaining knowledge thereof, notice of any event of default under any credit agreement, loan agreement or indenture that the Company is party to; and

(i) with reasonable promptness, such other information and data with respect to the Company or any of its Subsidiaries as the Investor may reasonably request.

Section 3.02. [Reserved]

Section 3.03. [Reserved]

Section 3.04. Other Covenants. i) The Company agrees that, except with the prior written consent of the Investor and except as otherwise expressly permitted by this Agreement, the Company and its Subsidiaries shall not, directly or indirectly:

(i) adopt or amend any shareholders rights plan or amend any of its organizational documents in a manner which would disadvantage the Restricted Parties relative to other shareholders on the basis of the size of their shareholdings or otherwise restrict or impede the ability of the Restricted Parties to acquire additional shares of Voting Stock or dispose of such Voting Stock in any manner permitted by Section 4.02 to any Restricted Party or to any Person that would Beneficially Own (together with such Person’s Ultimate Parent Entity, Subsidiaries and Affiliates) less than 10% of the Outstanding Common Stock;

(ii) take any action that would result in any Restricted Party being deemed to be in violation of Section 73.3555 of the rules and regulations of the Federal Communications Commission, as the same may be amended from time to time.

(b) The provisions of Section 3.04(a)(i) shall terminate and be of no further force or effect at such time as the Investor is no longer entitled to designate a Designee to the Board of Directors pursuant to Section 2.01.

Section 3.05. No Reinstatement of Rights. Anything in this Agreement to the contrary notwithstanding, to the extent the Restricted Parties fail to satisfy any ownership threshold set forth herein so that any rights of the Investor under this Agreement and/or obligations of the Company under this Agreement terminate, such terminated rights and/or obligations will not be reinstated if the Restricted Parties thereafter satisfy such ownership threshold.

ARTICLE IV — TRANSFER RESTRICTIONS

Section 4.01. [Reserved]

Section 4.02. Transfer Restrictions. Unless the Restricted Parties Beneficially Own in the aggregate less than 5% of the Outstanding Common Stock or until the Restricted Parties Beneficially Own in the aggregate at least 90% of the Outstanding Common Stock, the Restricted Parties shall not, directly or indirectly, sell, transfer or otherwise dispose of (collectively, “Transfer”) any of the shares of Common Stock Beneficially Owned by such Persons, except for Transfers: (i) to Restricted Parties or to Affiliates who agree to be Restricted Parties bound by the provisions of this Agreement, (ii) which have been consented to by the Company, (iii) pursuant to a Third Party Tender Offer, (iv) pursuant to a merger, consolidation or reorganization to which the Company is a party, (v) in a public offering pursuant to an effective registration statement, (vi) pursuant to Rule 144 of the Securities Act or (vii) in a private sale or pursuant to Rule 144A of the Securities Act; provided that, in the case of any Transfer by the Investor pursuant to clause (v), (vi) or (vii), such Transfer does not result in, to the knowledge of the Investor after reasonable inquiry, any other Person acquiring, after giving effect to such Transfer, Beneficial Ownership, individually or in the aggregate with such Person’s Ultimate Parent Entity, Subsidiaries and Affiliates, of more than 20% of the Outstanding Common Stock without the prior written consent of the Company, which shall not be unreasonably withheld.

ARTICLE V — [RESERVED]

ARTICLE VI — MISCELLANEOUS

Section 6.01. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given, if delivered personally or sent by overnight courier as follows:

(a)	If to NBC, to:

NBCUniversal Media, LLC

30 Rockefeller Plaza

New York, New York 10112

Attention: Chief Financial Officer

with copies (which shall not constitute notice) to:

NBCUniversal Media, LLC

30 Rockefeller Plaza

New York, New York 10112

Attention: General Counsel

and

Comcast Corporation

One Comcast Center

1701 John F. Kennedy Blvd.

Philadelphia, PA 19103

Attention: General Counsel

(b)	If to the Company, to:

EVINE Live Inc.

6740 Shady Oak Road

Eden Prairie, MN 55344-3433

Attention: General Counsel

with a copy (which shall not constitute notice) to:

Davis & Gilbert LLP

1740 Broadway

New York, NY 10019

Attention: Brad Schwartzberg

or to such other address or addresses as shall be designated in writing. All notices shall be effective when received.

Section 6.02. Entire Agreement; Amendment. This Agreement and that certain letter agreement, dated as of July 9, 2015, by and between the Company and GECEI (of which NBC is a third-party beneficiary) together set forth the entire agreement between the parties hereto with respect to the transactions contemplated by this Agreement. Any provision of this Agreement may be amended or modified in whole or in part at any time by an agreement in writing between the parties hereto executed in the same manner as this Agreement. No failure on the part of any party to exercise, and no delay in exercising, any right shall operate as a waiver thereof nor shall any single or partial exercise by any party of any right preclude any other or future exercise thereof or the exercise of any other right.

Section 6.03. Severability. In the event that any one or more of the provisions contained in this Agreement or in any other instrument referred to herein, shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any other such instrument.

Section 6.04. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to constitute an original, but all of which together shall constitute one and the same document.

Section 6.05. Governing Law; Jurisdiction; Waiver of Jury Trial. This Agreement shall be governed and construed in accordance with the laws of the State of New York applicable to contracts executed and performed within such state, and each party hereby submits to the jurisdiction of any state or U.S. federal court sitting within the County of New York, New York or the County of Hennepin, Minnesota. The parties hereto waive all right to trial by jury in any action, suit or proceeding brought to enforce or defend any rights or remedies under this Agreement.

Section 6.06. Successors and Assigns; Third Party Beneficiaries. Subject to applicable law, the Investor may assign its rights under this Agreement in whole or in part only to a Restricted Party, but no such assignment shall relieve the Investor of its obligations hereunder unless the Investor’s obligations hereunder are assumed by its Ultimate Parent Entity (if any) in a written agreement reasonably acceptable to the Company delivered to the Company (in which case the Investor will be released from its obligations hereunder except for its obligations as a Restricted Party to comply with the terms hereof). The Company may not assign any of its rights or delegate any of its duties under this Agreement without the prior written consent of the Investor. Any purported assignment in violation of this Section shall be void. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any Person other than the Restricted Parties (who shall be third party beneficiaries of this Agreement entitled to the benefit of, and to enforce, its terms) and the Company and their respective successors, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Restricted Parties and the Company and their respective successors, and for the benefit of no other Person. No purchaser of Common Stock from a Restricted Party (other than another Restricted Party) shall be deemed to be a successor or assignee by reason merely of such purchase.

Section 6.07. Arbitration. Any controversy, dispute or claim arising out of, in connection with or in relation to the interpretation, performance or breach of this Agreement, shall be determined, at the request of any party, by arbitration in a city mutually agreeable to the parties to such controversy, dispute or claim before and in accordance with the then-existing Rules for Commercial Arbitration of the American Arbitration Association, and any judgment or award rendered by the arbitrator will be final, binding and unappealable and judgment may be entered by any state or Federal court having jurisdiction thereof. The pre-trial discovery procedures of the Federal Rules of Civil Procedure shall apply to any arbitration under this Section 6.07. Any controversy concerning whether a dispute is an arbitrable dispute or as to the interpretation or enforceability of this Section 6.07 shall be determined by the arbitrator. The arbitrator shall be a retired or former United States District Judge or other person acceptable to each of the parties, provided such individual has substantial professional experience with regard to corporate or partnership legal matters. The parties intend that this agreement to arbitrate be valid, enforceable and irrevocable.

Section 6.08. Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in addition to any other remedy to which they are entitled at law or in equity.

Section 6.09. Headings, Captions and Table of Contents. The section headings, captions and table of contents contained in this Agreement are for reference purposes only, are not part of this Agreement and shall not affect the meaning or interpretation of this Agreement.

Section 6.10. Confidentiality.

(a) The Investor agrees that it will not use, or direct the use of, any of (x) the information of the Company of the nature described in Section 3.01 of this Agreement that was furnished or made available to the Investor on or prior to the date hereof pursuant to Section 3.01 of the 2009 Shareholder Agreement and (y) the information requested in writing by the Investor and furnished or made available to the Investor by the Company after the date hereof pursuant to Section 3.01 of this Agreement (collectively, the “Information”) for any purpose or in any manner other than solely in connection with its investment in the Company, and that it will not disclose, divulge or provide (collectively, “Disclose,” with “Disclosure” to have a correlative meaning), or direct the Disclosure of, any of the Information to any Person, other than (i) solely to its Affiliates or its or their respective directors, officers, employees, investment advisors, accountants, counsel, consultants, and other authorized representatives, advisors and agents (collectively, such Party’s “Representatives”), in each case who reasonably need the Information in connection with the Investor’s investment in the Company (including for tax treatment and tax structure of the Investor’s investment in the Company) or to carry out the purposes of this Agreement, (ii) Disclosures necessary to be made by the Investor or its Representatives in connection with the enforcement of any right or remedy relating to the Investor’s investment in the Company or this Agreement or the transactions contemplated hereby, (iii) Disclosure of any information required to be included in filings, presentations or document productions required to be made under applicable law, rule, regulations or requirements of stock exchanges or rating agencies, (iv) except as may be required by judicial or administrative process (including by subpoena, civil investigative demand or similar process) or by other requirements of applicable law, rule, regulation, (v) to any Person to whom the Investor is contemplating a Transfer of any of the shares of Common Stock Beneficially Owned by it; provided that such Transfer would not be in violation of the terms of this Agreement and such potential transferee is advised of the confidential nature of the Information or (vi) with the prior consent of the Company. Notwithstanding the foregoing, the Investor’s obligations to keep Information confidential shall not be deemed to be breached by any disclosure by the Investor or any of its Affiliates in the ordinary course of their business of disseminating news and information; provided that the individuals involved in such dissemination received such Information from a source other than the Investor’s Representatives who received such Information pursuant to this Section 6.10.

(b) The term “Information” as used in Section 6.10 shall not include any information that: (i) has rightfully been in the Investor’s or any of its Representatives’ possession prior to its receipt from or on behalf of the Company; (ii) is already or later becomes generally available to the public through no breach of the Investor of this Section 6.10; (iii) has been or is received by the Investor or any of its Representatives on a non-confidential basis from a person not known by the Investor to be bound by an obligation of confidentiality to the Company or its Affiliates with respect to such information; or (iv) is developed independently by the Investor or any of its Representatives without any reference to the Information.

(c) The Investor understands that the Information may constitute material non-public information about the Company, and is aware that United States securities laws prohibit any person who has material non-public information about a company from purchasing or selling securities of such company, or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities.

Section 6.11. Termination. This Agreement shall terminate and, except as set forth in the next sentence, be of no further force or effect upon the earlier to occur of (i) the date on which the parties hereto mutually agree that this Agreement shall be terminated, and (ii) the date on which none of the Restricted Parties own any Company Common Stock. Notwithstanding the foregoing, the provisions of Section 6.10 of this Agreement shall survive any termination of this Agreement.

[Signature page follows]

IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto or by their respective duly authorized representatives, all as of the date first above written.

EVINE LIVE INC.

By: /s/ Damon Schramm
Name: Damon Schramm
Title: SVP – General Counsel

NBCUNIVERSAL MEDIA, LLC

By: /s/ Robert Eatroff
Name: Robert Eatroff
Title: Executive Vice President

[SIGNATURE PAGE TO THE SHAREHOLDER AGREEMENT]